UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2022

Sovos Brands, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40837	81-5119352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

168 Centennial Parkway, Suite 200 Louisville, CO		80027
(Address of principal executive offices)		(Zip Code)

(720) 316-1225

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	SOVO	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

Sovos Brand, Inc. (the “Company”) has filed this Current Report on Form 8-K to report that on June 8, 2022, Todd R. Lachman, Founder, President and Chief Executive Officer and a Director of the Company adopted a Rule 10b5-1 Trading Plan to potentially sell shares of the Company’s common stock. Under Rule 10b5-1 of the Securities Exchange Act of 1934 (as amended), directors, officers and other insiders who are not in possession of material non-public information may adopt a plan or contract for the sale of company securities that pre-establishes the amounts, prices and dates of potential sales. Subject to any applicable volume limitations, sales under Mr. Lachman's Rule 10b5-1 Trading Plan may take place periodically from August 5, 2022, through May 12, 2023. In addition to meeting the requirements of Rule 10b5-1, Mr. Lachman’s Rule 10b5-1 Trading Plan aligns with the Company’s policies regarding stock transactions by directors, executive officers and other insiders.

Transactions under Mr. Lachman’s Rule 10b5-1 Trading Plan will be disclosed in filings with the Securities and Exchange Commission in accordance with applicable securities laws, rules and regulations. The Company does not undertake to report Rule 10b5-1 Trading Plans that may be adopted by any officers, directors or other insiders in the future, or to report any modifications or termination of any publicly announced trading plan, including Mr. Lachman’s Rule 10b5-1 Trading Plan, except to the extent required by law. By furnishing the information in this Item 8.01, the Company is not making an admission as to the materiality of such information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereto duly authorized.

SOVOS BRANDS, INC.

	By:	/s/ James Potter
	Name:	James Potter
	Title:	Interim General Counsel

Date: June 8, 2022